SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     April 11, 2017

                            INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

                                       Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated CEO Employment and Change in Control Agreement

On April 11, 2017, Interface, Inc. (“the Company”) entered into an Amended and Restated Employment and Change in Control Agreement (the “Agreement”) with its President and Chief Executive Officer Jay D. Gould (age 57). The Agreement, a copy of which is filed herewith as Exhibit 99.1, has an effective date of March 3, 2017, which is the day Mr. Gould succeeded Daniel T. Hendrix as Chief Executive Officer.

The Agreement is substantially similar to Mr. Gould’s immediately preceding employment and change in control agreement, except that the current Agreement (1) is for a rolling two-year term (until a specified retirement age) rather than a rolling one-year term, (2) extends the non-competition restrictions from one year to two years, (3) reflects his new title and responsibilities, and (4) includes certain changes to comply with Section 409A of the U.S. Internal Revenue Code. As with the preceding agreement, the Company may terminate the Agreement at any time, with or without cause, and Mr. Gould may voluntarily terminate the Agreement upon 90 days’ notice. The Agreement provides for certain benefits in the event of various termination scenarios, including termination without cause, termination with cause, voluntary retirement or resignation, termination due to death or disability, and certain terminations following a “change in control” (as defined in the Agreement) of the Company.

In general, if, following a change in control of the Company, the Company terminates his employment without “cause”, or Mr. Gould terminates his employment for “good reason” (as such terms are defined in the Agreement), Mr. Gould will receive, among other benefits, an amount equal to two years of salary and bonus payments (with the bonus payments being calculated based on an average of Mr. Gould’s bonuses in the two years preceding the termination). If Mr. Gould is terminated by the Company without cause in the absence of any preceding change in control, he will generally receive, among other benefits, all salary payments that would have been made to him if he had remained employed through the then-remaining term of the Agreement, plus bonus payments for such period (again based on an average from the preceding two years). As noted above, the Agreement also contains provisions placing restrictions on Mr. Gould’s ability to compete with the Company for a period of two years following any termination of his employment.

The foregoing description of the Agreement and the compensation payable pursuant thereto is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

Item 8.01	Other Events.

Filed herewith as Exhibit 23.1 is a consent of the Company’s independent registered public accounting firm, BDO USA, LLP, to the incorporation by reference of their reports dated March 2, 2017 included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2017 filed on March 2, 2017 (the “2016 Form 10-K”) into the registration statements of the Company listed in such consent (the “Revised Consent”). The Revised Consent supersedes and replaces the consent filed as Exhibit 23 to the 2016 Form 10-K. The Revised Consent does not change any previously reported financial results of operations or any other disclosure contained in the 2016 Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Shell Company Transactions.

None.

(d)     Exhibits.

Exhibit No.	Description
23.1	Consent of BDO USA, LLP.

99.1	Amended and Restated Employment and Change in Control Agreement of Jay D. Gould dated as of March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: April 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of BDO USA, LLP.

99.1	Amended and Restated Employment and Change in Control Agreement of Jay D. Gould dated as of March 3, 2017.